 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 14, 2008

  Woize International Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-106144	98-039022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd Floor, 14 South Molton Street, London W1K 5QP, United Kingdom
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 609-1966

1 Kingsway, London WCB 6FX, United Kingdom
 (Former address, if changed since last report)

With Copies To:
Richard Friedman Esq.
Marcelle S. Balcombe Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel:(212) 930-9700 Fax:(212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 14, 2008, Woize International Ltd. (the “Company”) entered into a Stock Acquisition Agreement with Keith France pursuant to which the Company acquired two shares of Smart Devices Limited (“Smart Devices”), representing all of the issued and outstanding shares of Smart Devices (the “Smart Devices Shares”).  In consideration for the Smart Devices Shares, the Company agreed to (A) the issuance of 2,000,000 shares of its common stock (the “Woize Shares”), (B) the issuance of a five –year warrant to purchase 200,000 shares of common stock of the Company at a price of $0.10 per share, and (C) the payment of £60,000 approximately USD($118,000) payable in 24 equal monthly installments.  The Company also granted to Mr. France piggy-back registration rights in connection with the Woize Shares. The acquisition closed on June 2, 2008.

At the closing, the secured convertible note (the “Note”) in the principal amount of $200,000 that was issued by Smart Devices Ltd to the Company on March 7, 2008 was forgiven by the Company.

Smart Devices is a privately held company that is governed by laws of England and Wales, which is engaged in the distribution of hand held portable communication devices.

Item 9.01    Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired (1)
(b)           Pro Forma Financial Information (1)
_______________
(1)           Financial information required to be included herein will be filed by amendment to this Current Report within the time period specified therefor.

Exhibit Number	Description
10.1	Stock Purchase Agreement between Woize International Ltd. and Keith France dated as of May 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woize International Ltd.

June 5, 2008	By:	/s/ Daniel Savino
Daniel Savino
Chief Executive Officer

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